UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 1, 2022

Signify Health, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40028	85-3481223
(State of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

800 Connecticut Avenue
Norwalk, CT (Address of Principal Executive Offices)		06854 (Zip Code)

Registrant’s telephone number, including area code: (203) 541-4600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock, par value $0.01 per Share	SGFY	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On March 1, 2022, Signify Health, Inc. (“Signify”) completed its acquisition of Caravan Health, Inc. (“Caravan”), which is now a wholly-owned indirect subsidiary of Signify.

Under the terms of the Agreement and Plan of Merger, dated February 9, 2022, among Signify, Carbon Acquisition Corporation, a wholly-owned indirect subsidiary of Signify (“Merger Sub”), Caravan and Shareholder Representative Services LLC, solely in its capacity as the initial representative of the Equityholders (as defined in the Agreement and Plan of Merger), Merger Sub merged with and into Caravan, with Caravan surviving the merger as a wholly-owned indirect subsidiary of Signify for an initial purchase price of approximately $250 million, subject to certain customary adjustments. The initial purchase price comprises approximately $190 million in cash (subject to certain customary adjustments) and approximately $60 million in common stock of Signify comprised of 4,762,134 shares of Signify common stock, par value $0.01 per share (the “Consideration Common Stock”), at $12.5993 per share, which represents the volume-weighted average price per share of Signify’s common stock for the five trading days ending three business days prior to March 1, 2022.

The issuance and sale of the Consideration Common Stock was made in reliance upon the exemption from registration requirements pursuant to Regulation D under the Securities Act of 1933, as amended.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 2.01 to this Current Report on Form 8-K relating to the sale of the Consideration Common Stock (as defined above) is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 1, 2022, Signify issued a press release announcing the completion of the acquisition of Caravan. A copy of the press release is attached hereto as Exhibit 99.1. The information being furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, except as expressly set forth by reference in such filing.

Item 9.01. Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 1, 2022.
104	Cover Page Interactive Data File, formatted in Inline XBRL and included as Exhibit 104.

* Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish on a supplemental basis a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNIFY HEALTH, INC.

Date: March 1, 2022	By:	/s/ Steve Senneff
Name: Steve Senneff
Title: President & Chief Financial Officer